Exhibit 99.1

Entercom Communications Corp.

Reports First Quarter Results

Free Cash Flow Increased 135%

(Bala Cynwyd, Pa. May 6, 2010) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended March 31, 2010.

First Quarter Highlights

•                  Net revenues for the quarter increased 7% to $80.8 million and station expenses increased 1% to $59.2 million

•                  Same station net revenues increased 8% and same station expenses increased 1%

•                  Station operating income increased 28% to $21.6 million

•                  Same station operating income increased 30%

•                  EBITDA increased 34% to $17.3 million

•                  Net income per share was $0.11

•                  Adjusted net income per share increased to $0.11

•                  Free cash flow increased 135% to $10.1 million

David J. Field, President and Chief Executive Officer stated: “I am very pleased to report strong first quarter results as we capitalized on improving business conditions. For the quarter, Entercom delivered an 8% increase in same station net revenues, a 34% increase in EBITDA and a 135% increase in Free Cash Flow. Innovation within our Company and the industry is enhancing our appeal to our listeners and customers at the same time as radio continues to post outstanding audience listening levels and remains the most cost-effective reach medium.”

Additional Information

During the quarter, the Company reduced its outstanding net senior and senior subordinated debt by $11.4 million. As of March 31, 2010, the Company had $2.6 million in cash and cash equivalents and $716.2 million of senior debt.

During the quarter, the Company amended its senior secured credit facility which matures in June 2012. Among other changes, the amendment provides the Company with additional flexibility with respect to its financial covenants.

During the quarter, the Company redeemed all of its remaining $6.6 million in outstanding 7.625% Senior Subordinated Notes.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on May 6, 2010 at 5:00 PM Eastern Time. Investors will have the opportunity to submit questions to the Company regarding the first quarter earnings release by emailing their inquiries to questions@Entercom.com. Questions should be sent at least 15 minutes prior to the call. The

Company will only discuss inquiries made by email prior to the conference call. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available and can be accessed either by dialing 800-272-5965 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

Entercom Communications Corp. is one of the five largest radio broadcasting companies in the United States, with a nationwide portfolio in excess of 100 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City. Known for developing unique and highly successful, locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The Company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Kansas City Royals, New Orleans Saints and Buffalo Sabres.

Entercom focuses on creating effective integrated marketing solutions for its customers that incorporate the Company’s audio, digital and experiential assets.  Additionally, the Company has a long-standing commitment to responsible corporate citizenship and environmental stewardship.  Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The Company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism and National Association of Broadcasters (NAB) Marconi Awards for excellence in radio broadcasting. In 2007, Forbes magazine named Entercom one of America’s “Most Trustworthy Companies.”

For more information, please visit www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station operating income consists of operating income (loss) before depreciation and amortization, time brokerage agreement fees (income), corporate expenses, corporate non-cash compensation expense, station non-cash compensation expense, impairment loss and gain or loss on sale or disposition of assets.

EBITDA consists of income (loss) from continuing operations, adjusted to exclude: income taxes (benefit), total other expense (income), depreciation and amortization, time brokerage agreement fees (income), corporate and station non-cash compensation expense, impairment loss and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income (loss): (i) plus depreciation and amortization, non-cash compensation expense, impairment loss and income (loss) from discontinued operations before income taxes (benefit), depreciation and amortization expense and impairment loss; and (ii) less net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid and capital expenditures.

Adjusted net income consists of net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations before income taxes (benefit); (ii) reported taxes; (iii) gain/loss on sale of assets, derivative instruments and investments; (iv) non-cash compensation expense; (v) other income; (vi) impairment loss; and (vii) gain/loss on early extinguishment of debt.  For purposes of comparison, income taxes are reflected at the expected statutory federal and state tax rate of 42% without discrete items of tax and valuation allowances.

Adjusted net income per share includes any dilutive equivalent shares when not anti-dilutive.

Same station data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, same station expenses, same station operating income, EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and gain/loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President-Operations and Chief Financial Officer

610-660-5647

First Quarter 2010

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
STATEMENTS OF OPERATIONS

Net Revenues	$80,834	$75,371

Station Expenses	59,210	58,479
Station Expense - Non-Cash Compensation	178	90
Corporate Expenses	4,303	3,985
Corporate Expenses - Non-Cash Compensation	1,572	1,702
Depreciation And Amortization	3,381	4,316
Net Time Brokerage Agreement Income	—	(2)
Net Loss On Sale Or Disposition of Assets	29	7
Total Operating Expenses	68,673	68,577
Operating Income	12,161	6,794

Other Expense (Income) Items:
Interest Expense	6,980	8,113
Net (Gain) Loss On Early Extinguishment Of Debt	62	(7,755)
Interest And Dividend Income	(7)	(8)
Other Income	(22)	(380)
Total Other Expense (Income)	7,013	(30)

Income Before Income Taxes	5,148	6,824

Income Taxes	948	1,488

Net Income	$4,200	$5,336

Net Income Per Share - Basic	$0.12	$0.15

Net Income Per Share - Diluted	$0.11	$0.15

Weighted Common Shares Outstanding - Basic	35,623	35,394
Weighted Common Shares Outstanding - Diluted	37,571	35,482

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$793	$823
Income Taxes Paid	$1	$73

SELECTED BALANCE SHEET DATA

	March 31,
	2010	2009
Cash And Cash Equivalents	$2,583	$9,063
Working Capital	(31,993)	924
Total Assets	904,120	981,459
Senior Debt	716,167	754,191
Finance Method Lease Obligations	12,610	—
7.625% Senior Subordinated Notes	—	62,466
Total Shareholders’ Equity	118,633	105,520

OTHER FINANCIAL DATA

	Three Months Ended March 31,
	2010	2009

Same Station Computations:
Reconciliation Of GAAP Net Revenues To Same Station Net Revenues:
Net Revenues	$80,834	$75,371
Divestitures Of Radio Station Towers	—	(242)
Same Station Net Revenues	$80,834	$75,129

Reconciliation Of GAAP Station Operating Expenses To Station Expenses And Same Station Expenses:
Station Operating Expenses	$59,388	$58,569
Station Expenses - Non-Cash Compensation	(178)	(90)
Station Expenses	59,210	58,479
Divestitures Of Radio Station Towers	—	(32)
Same Station Expenses	$59,210	$58,447

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$5,875	$5,687
Corporate Expenses - Non-Cash Compensation	(1,572)	(1,702)
Corporate Expenses	$4,303	$3,985

Reconciliation Of GAAP Operating Income To Station Operating Income And Same Station Operating Income
Operating Income	$12,161	$6,794
Corporate Expenses	4,303	3,985
Corporate Expenses - Non-Cash Compensation	1,572	1,702
Station Expenses - Non-Cash Compensation	178	90
Depreciation And Amortization	3,381	4,316
Net Time Brokerage Agreement Income	—	(2)
Net Loss On Sale Or Disposition of Assets	29	7
Station Operating Income	21,624	16,892
Divestitures Of Radio Station Towers	—	(210)
Same Station Operating Income	$21,624	$16,682

Reconciliation Of GAAP Net Income To EBITDA:
Net Income	$4,200	$5,336
Income Taxes	948	1,488
Total Other Expense (Income)	7,013	(30)
Corporate Expenses - Non-Cash Compensation	1,572	1,702
Station Expenses - Non-Cash Compensation	178	90
Depreciation And Amortization	3,381	4,316
Net Time Brokerage Agreement Income	—	(2)
Net Loss On Sale Or Disposition of Assets	29	7
EBITDA	$17,321	$12,907

Reconciliation Of GAAP Net Income To Free Cash Flow
Net Income	$4,200	$5,336
Depreciation And Amortization	3,381	4,316
Deferred Financing Costs Included In Interest Expense	549	394
Non-Cash Compensation Expense	1,750	1,792
Net Loss On Sale Or Disposition Of Assets	29	7
Net (Gain) Loss On Early Extinguishment Of Debt	62	(7,755)
Other Income	(22)	(380)
Income Taxes	948	1,488
Capital Expenditures	(793)	(823)
Income Taxes Paid	(1)	(73)
Free Cash Flow	$10,103	$4,302

Reconciliation Of GAAP Operating Income To Free Cash Flow:
Operating Income	$12,161	$6,794
Depreciation and Amortization	3,381	4,316
Non-Cash Compensation Expense	1,750	1,792
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(6,424)	(7,711)
Capital Expenditures	(793)	(823)
Net Loss On Sale Or Disposition Of Assets	29	7
Income Taxes Paid	(1)	(73)
Free Cash Flow	$10,103	$4,302

Reconciliation Of GAAP Net Income To Adjusted Net Income
Net Income	$4,200	$5,336
Income Taxes	948	1,488
Net Loss on Sale Or Disposal Of Assets	29	7
Net (Gain) Loss On Extinguishment Of Debt	62	(7,755)
Other Income	(22)	(380)
Non-Cash Compensation Expense	1,750	1,792
Adjusted Income Before Income Taxes	6,967	488
Income Taxes	2,926	205
Adjusted Net Income	$4,041	$283

Weighted Common Shares Outstanding - Diluted	37,571	35,482

Adjusted Net Income Per Share - Diluted	$0.11	$0.01

PRIOR YEAR’S DATA

Second Quarter 2009 As Reported And Same Station

Three Months Ended June 30, 2009
Reconciliation Of GAAP Net Revenues To Same Station Net Revenues:
Net Revenues	$101,300
Divestiture Of Radio Station Towers	(280)
Same Station Net Revenues	$101,020

Reconciliation Of GAAP Station Operating Expenses To Station Expenses And Same Station Expenses
Station Operating Expenses	$67,164
Station Expenses - Non-Cash Compensation	(672)
Station Expenses	66,492
Divestiture Of Radio Station Towers	(30)
Same Station Expenses	$66,462